(d)(4)(ii)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA SEPARATE PORTFOLIOS TRUST

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit
	(as a percentage of average net assets)
			Classes
	A	I	R	R6	T
Voya Target In-Retirement Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022
Voya Target Retirement 2025 Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022

Voya Target Retirement 2030 Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022

Voya Target Retirement 2035 Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022

Voya Target Retirement 2040 Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022

Voya Target Retirement 2045 Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022

Voya Target Retirement 2050 Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022

Name of Fund*	Maximum Operating Expense Limit
	(as a percentage of average net assets)
			Classes
	A	I	R	R6	T
Voya Target Retirement 2055 Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022

Voya Target Retirement 2060 Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022

Voya Target Retirement 2065 Fund1	0.65%	0.40%	0.90%	0.25%	0.65%
Term for Class A, Class I, Class R,
Class R6 and Class T Expires
October 1, 2022

					_/s/HE
					HE

Effective Date: April 27, 2021 to reflect the expense limit modifications for all classes of all Funds.

*This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

1The operating expense limits set out above apply at the Fund Level and include expenses of the underlying investment companies in which the Funds invest.

2